As filed with the Securities and Exchange Commission May 21, 1999. File No. 333-_______

==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                 ____________________________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
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                           DATASTREAM SYSTEMS, INC.
            (Exact Name of Registrant as Specified in its Charter)

                   Delaware                            57-0813674
      (State or Other Jurisdiction of                 (I.R.S. Employer
      Incorporation or Organization)                  Identification Number)

                             50 Datastream Plaza
                       Greenville, South Carolina 29605
                                (864) 422-5001
  (Address, including zip code, and telephone number of Principal Executive
                                   Offices)

            Datastream Systems, Inc. Argentinean Stock Option Plan
            Datastream Systems, Inc. Australian Stock Option Plan
              Datastream Systems, Inc. German Stock Option Plan
          Datastream Systems, Inc. 1998 Singapore Stock Option Plan
                          (Full Title of the Plans)

               C. Alex Estevez                              Copy to:
            Chief Financial Officer
          Datastream Systems, Inc.                     B. Lynn Walsh, Esq.
             50 Datastream Plaza                        Alston & Bird LLP
      Greenville, South Carolina 29605                 One Atlantic Center
               (864) 422-5001                     1201 West Peachtree Street, NW
   (Name, address, and telephone number of         Atlanta, Georgia 30309-3424
             agent for service)                           (404) 881-7185


                       CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                        Proposed      Proposed
  Title of Securities     Amount to     Maximum        Maximum      Amount of
    to be Registered         be      Offering Price   Aggregate   Registration
                        Registered(1)Per Share (2) Offering Price      Fee
                                                         (2)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 Common Stock, $.01 par    41,315       $12.00       $495,780       $137.83
 value
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                            5,000         9.25         46,250         12.86
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                          403,685       11.875      4,793,759      1,332.67
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 Total..................  450,000                  $5,335,789     $1,483.36
--------------------------------------------------------------------------------

(1) The total number of shares to be registered includes 125,000 shares which may be granted pursuant to the Datastream Systems, Inc. Argentinean Stock Option Plan, 75,000 shares pursuant to the Datastream Systems, Inc. Australian Stock Option Plan, 125,000 shares pursuant to the Datastream Systems, Inc. German Stock Option Plan, and 125,000 shares pursuant to the Datastream Systems, Inc. Singapore Stock Option Plan. As of the date hereof, 46,315 shares under the Datastream Systems, Inc. 1998 Singapore Stock Option Plan were subject to outstanding option grants under such plan. Pursuant to Rule 416(a), this Registration Statement also covers an indeterminate number of additional shares of Common Stock as may be offered or issued in the future to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Determined in accordance with Rule 457(h), the registration fee calculation is based on the exercise price per share for 46,315 shares presently subject to outstanding options, and for the remaining 403,685 shares, the registration fee calculation is based on the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq National Market System on May 18, 1999.

PART I     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The documents constituting Part I of this Registration Statement will be sent or given to participants in each of the (1) Datastream Systems, Inc. Argentinean Stock Option Plan, (2) Datastream Systems, Inc. Australian Stock Option Plan, (3) Datastream Systems, Inc. German Stock Option Plan, and
(4) Datastream Systems, Inc. 1998 Singapore Stock Option Plan (collectively, the "Plans"), as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act of 1933").

Item 1.    Plan Information

      Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.    Registrant Information and Employee Plan Annual Information

      Upon written or oral request, the Registrant will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the
Section 10(a) prospectus. The Registrant will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information should be directed to Allison K. Smith, Stock Plan Administrator, Datastream Systems, Inc., 50 Datastream Plaza, Greenville, South Carolina 29605, telephone number (864)422-5001.

PART II.   INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

      The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act of 1934"), are incorporated herein by reference and deemed to be a part hereof:

      (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

      (2) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 since December 31, 1998; and

      (3) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement filed under Section 12 of the Exchange Act of 1934, including all amendments or reports filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

      Not Applicable.

Item 5.  Interests of Named Experts and Counsel

      Not Applicable.

Item 6.  Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware provides generally that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     In addition, pursuant to the authority of Delaware law, Article VII of the Amended and Restated Certificate of Incorporation of the Registrant also eliminates the monetary liability of directors to the Registrant and its stockholders to the fullest extent permitted by Delaware law for breach of fiduciary duty by a director.

     Article XII of the Registrant's Bylaws also provides that the Registrant will indemnify, to the fullest extent permitted by Delaware law, any person made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, or was serving as a director, officer, employee or agent of another company or other enterprise in which the Registrant owns or owned, directly or indirectly, an equity interest or of which it may be a creditor.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed

      Not Applicable.

Item 8.  Exhibits


  Exhibit Number                         Description

 4.1*              Amended and Restated Certificate of Incorporation.

 4.1(a)** Amendment to Amended and Restated Certificate of Incorporation, dated January 12, 1998.

 4.2**             Bylaws.

 4.4+              Specimen Stock Certificate.

 5.1               Opinion of Alston & Bird LLP

 23.1              Consent of Alston & Bird LLP (included in Exhibit 5.1)

 23.2              Consent of KPMG Peat Marwick LLP

 24                Power of Attorney (included on signature page)
--------------------

* Incorporated herein by reference to Exhibit 3.2 in the Registrant's Form S-1 Registration Statement (File No. 33-89498).
** Incorporated herein by reference to Exhibit 3.1(a) in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 000-25590).
*** Incorporated herein by reference to Exhibit 3.2 in the Registrant's Form S-1 Registration Statement (File No. 33-89498).
+ Incorporated herein by reference to Exhibit 4.2 in the Company's Registration Statement on Form S-1 (File No. 33-89498).


Item 9.  Undertakings

      (a)    The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i)   To  include   any   prospectus   required  by  Section
      10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, South Carolina, on the 21rst day of May, 1999.


                          DATASTREAM SYSTEMS, INC.


                    By:  /s/ Larry G. Blackwell
                         ----------------------
                          Larry G. Blackwell
                          Chairman,  President  and Chief  Executive Officer


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry G. Blackwell and C. Alex Estevez, and each of them, with the power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons as of the 21rst day of May, 1999 in the capacities indicated.

                                      Title
Signature


/s/ Larry G. Blackwell                President, Chief Executive Officer and
------------------------              Director
Larry G. Blackwell                    (principal executive officer)

/s/ C. Alex Estevez                   Chief Financial Officer
------------------------              (principal financial and accounting
C. Alex Estevez                         officer)


/s/Richard T. Brock                   Director
------------------------
Richard T. Brock

/s/ Ira D. Cohen                      Director
------------------------
Ira D. Cohen

/s/ John M. Sterling Jr.              Director
------------------------
John M. Sterling, Jr.

____________________________          Director
Kenneth D. Tracy

                             EXHIBIT INDEX


  Exhibit Number                         Description

 4.1*              Amended and Restated Certificate of Incorporation.

 4.1(a)** Amendment to Amended and Restated Certificate of Incorporation, dated January 12, 1998.

 4.2**             Bylaws.

 4.4+              Specimen Stock Certificate.

 5.1               Opinion of Alston & Bird LLP

 23.1              Consent of Alston & Bird LLP (included in Exhibit 5.1)

 23.2              Consent of KPMG Peat Marwick LLP

 24                Power of Attorney (included on signature page)
--------------------

* Incorporated herein by reference to Exhibit 3.2 in the Registrant's Form S-1 Registration Statement (File No. 33-89498).
** Incorporated herein by reference to Exhibit 3.1(a) in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 000-25590).
*** Incorporated herein by reference to Exhibit 3.2 in the Registrant's Form S-1 Registration Statement (File No. 33-89498).
+ Incorporated herein by reference to Exhibit 4.2 in the Company's Registration Statement on Form S-1 (File No. 33-89498).

                                                             Exhibit 5.1
                               Alston&Bird LLP
                          One Atlantic Center
                       1201 West Peachtree Street
                      Atlanta, Georgia 30309-3424

                              404-881-7000
                           Fax: 404-881-7777
                             www.alston.com

                              May 21, 1999


Datastream Systems, Inc.
50 Datastream Plaza
Greenville, South Carolina  29605

      Re: Datastream Systems, Inc. Argentinean Stock Option Plan, Australian Stock Option Plan, German Stock Option Plan and 1998 Singapore Stock Option Plan

Ladies and Gentlemen:

      We  have  served  as  counsel  for  Datastream  Systems,  Inc.,  a
Delaware   corporation   (the  "Company"),   in  connection   with  the
registration  on a Form S-8  Registration  Statement (the  "Registration
Statement")   under  the  Securities  Act  of  1933,  as  amended,   of:
(1) 125,000 shares of the Company's authorized common stock, $.01 par value per share (the "Common Stock") under the Datastream Systems, Inc. Argentinean Stock Option Plan; (2) 75,000 shares of Common Stock under the Datastream Systems, Inc. Australian Stock Option Plan; (3) 125,000 shares of Common Stock under the Datastream Systems, Inc. German Stock Option Plan; and (4) 125,000 shares of Common Stock under the Datastream Systems, Inc. 1998 Singapore Stock Option Plan (collectively, the "Plans").

      We have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the organization of the Company and to the authorization and issuance of the shares of Common Stock subject to the Plans, as appropriate, as we have deemed necessary and advisable.

      Based upon the foregoing and having regard for such legal considerations as we deem relevant, it is our opinion that the shares of Common Stock under the Plans will be,

Datastream Systems, Inc.
May 21, 1999
Page 2

when issued in accordance  with the  terms  of  each  such  plan,   legally
issued,   fully  paid  and non-assessable.

      We do hereby consent to the filing of this Opinion as Exhibit 5.1 to the Registration Statement.


                                    Very truly yours,

                                    ALSTON & BIRD LLP


                                    By:/s/ B. Lynn Walsh
                                    ---------------------------
                                       B. Lynn Walsh, Partner

                                                            Exhibit 23.2



                     INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Datastream Systems, Inc.:

We  consent  to  the use of our report incorporated  herein by  reference.




Greenville, South Carolina             /s/ KPMG Peat Marwick LLP
                                       -------------------------


May 21, 1999